EXHIBIT 24.7
                                                             ------------


                              POWER OF ATTORNEY
                              -----------------


        The undersigned, as a director and/or an officer of ABC-NACO Inc. (the "Company"), does hereby constitute and appoint Joseph A. Seher and J. P. Singsank, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Resale Registration Statement on Form S-3 and any and all amendments thereto (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933 and otherwise), and to file the same, with exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission in connection with possible sales of common stock by stockholders of the Company, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of October, 1999.


                                      /s/ Willard H. Thompson
                                      ----------------------------------
                                      Willard H. Thompson